    As filed with the Securities and Exchange Commission on December 22, 1997

                                                     REGISTRATION NO. 333 -

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ----------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933

                                ----------------

                                  BIOGEN, INC.
             (Exact name of Registrant as specified in its charter)

                 MASSACHUSETTS                              04-3002117
         (State or other jurisdiction                    (I.R.S. Employer
       of incorporation or organization)                Identification No.)

                               14 CAMBRIDGE CENTER
                               CAMBRIDGE, MA 02142
                    (Address of Principal Executive Offices)

                               BIOGEN SAVINGS PLAN
                            (Full title of the plan)

                             MICHAEL J. ASTRUE, ESQ.
                         VICE PRESIDENT-GENERAL COUNSEL
                                  BIOGEN, INC.
                               14 CAMBRIDGE CENTER
                               CAMBRIDGE, MA 02142
                  (Name and address code of agent for service)

                                 (617) 679-2000
          (Telephone number, including area code, of agent for service)

                                ----------------


                         CALCULATION OF REGISTRATION FEE

===================================================================================================================
                                                         Proposed              Proposed
          Title of                Amount to be            maximum               maximum               Amount of
 securities to be registered      registered(1)        offering price           aggregate          registration fee
                                                        per share(2)        offering price(2)
-------------------------------------------------------------------------------------------------------------------

Common Stock, $.01 par value        200,000                $35.50              $7,100,000             $2,094.50
===================================================================================================================

(1) Represents (i) 97,797 shares of common stock, par value $0.01 per share (the "Common Stock"), of Biogen, Inc. held by the Biogen Savings Plan, as amended (the "Plan"), on December 12, 1997 and (ii) 102,203 additional shares which may be required by purchase transactions under the Plan. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plan.

(2) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(h) under the Securities Act, based on the average of the high and low prices for shares of the Common Stock reported on the National Market System of the National Association of Securities Dealers Automated Quotation System (NASDAQ) on December 17, 1997, a date within five business days prior to the date of filing this Registration Statement.

================================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     ITEM 1.  PLAN INFORMATION.

         The document(s) containing the information specified in this Part I will be sent or given to employees as specified by Rule 428(b)(1) under the Securities Act. Such documents need not be, and are not, filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

     ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

         Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference into the Section 10(a) prospectus) and any other documents required to be delivered to employees pursuant to Rule 428(b) under the Securities Act are available without charge. Requests for documents should be directed to Kelly Ashton, Manager of Employee Benefits, Biogen, Inc., 14 Cambridge Center, Cambridge, MA 02142, telephone number: (617) 679-2849.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


     ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

         The following documents, which have been filed by the Registrant or the Plan with the Commission, are incorporated in this Registration Statement by reference:

         (a) The Registrant's Annual Report on Form 10-K for the year ended December 31,1996.

         (b) The Registrant's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997, June 30, 1997 and September 30, 1997.

         (c) The description of the Common Stock contained in the Registrant's Registration Statement on Form 8-B (File No. 0-12042) filed under the Securities Exchange Act of 1934 as amended (the "Exchange Act"), including any amendment or report filed for the purpose of updating such description.

          All reports and other documents filed by the Registrant or the Plan after the date hereof pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such reports and documents.

           Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference in this Registration Statement modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

     ITEM 4.  DESCRIPTION OF SECURITIES.

           Not applicable.

     ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         The validity of the issuance of the shares of Common Stock registered under this Registration Statement has been passed upon for the Registrant by Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. of Boston, Massachusetts. Members of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. and certain members of their families and trusts for their benefit own an aggregate of approximately 3,520 shares of the Common Stock.


     ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Incorporated herein by reference from Registration Statement on Form S-3, No. 33-43721.

     ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

           Not applicable.

     ITEM 8.  EXHIBITS.

         (4.1) Form of Common Stock Certificate (Filed as Exhibit 4.1 to Registration Statement on Form S-3, No. 33-51639, and incorporated herein by reference).

         (4.2) Articles of Organization (Filed as Exhibit 3.1 to Annual Report on Form 10-K for the year ended December 31, 1996, File No. 0-12042, and incorporated herein by reference).

         (4.3) By-Laws, as amended (Filed as Exhibit 3.2 to Annual Report on Form 10-K for the year ended December 31, 1993, File No. 0-12042, and incorporated herein by reference).

         (4.4) Rights Agreement, dated as of May 8, 1989, between the Registrant and First National Bank of Boston, as the Rights Agent, including Certificate of Designation of Series A Junior Participating Preferred Stock (Filed as Exhibit 1 to Registration Statement on Form 8-A, File No. 0-12042, filed May 26, 1989, and incorporated herein by reference).

         (4.5)    Biogen Savings Plan, as amended.

         (4.6) Trust Agreement, dated, April 1, 1994, between Registrant and Fidelity Management Trust Company for the Biogen Savings Plan, as amended.

         (5) Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, PC as to the legality of shares being registered.

         (23.1) Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, PC (included in opinion of counsel filed as Exhibit 5).

         (23.2)   Consent of Price Waterhouse LLP.

         (24) Power of Attorney to file future amendments (set forth on the signature page of this Registration Statement).

     The Registrant hereby undertakes to submit or has submitted the Plan and any amendments thereto to the Internal Revenue Service ("IRS") in a timely manner, and undertakes to make or has made all changes required by the IRS in order to qualify the Plan.

     ITEM 9.  UNDERTAKINGS.

          (a)     The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i)      To include any prospectus required by
                                    Section 10(a)(3) of the Securities Act of
                                    1933;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in this Registration;

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

                           Provided, however, that paragraphs (a)(1)(i) and
                           (a)(1)(ii) do not apply if this Registration
                           Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.



                                   SIGNATURES

          The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts, on December 17, 1997.


                                      BIOGEN, INC.



                                      By: /s/ James R. Tobin
                                          -------------------------------------
                                          James R. Tobin
                                          President and Chief Executive Officer

         Each person whose signature appears below constitutes and appoints James R. Tobin, Michael J. Astrue and Timothy M. Kish, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them, for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in or about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature                           Title                               Date
---------                           -----                               ----


/s/ James R. Tobin                  President, Chief  Executive         December 17, 1997
-------------------------           Officer and Director
James R. Tobin                      (principal executive
                                    officer)


/s/ James L. Vincent                Chairman and Director               December 17, 1997
-------------------------
James L. Vincent


/s/ Timothy M. Kish                 Vice President-Finance and          December 17, 1997
-------------------------           Chief Financial Officer
Timothy M. Kish                     (principal financial and
                                    accounting officer)


/s/ Alexander G. Bearn              Director                            December 12, 1997
-------------------------
Alexander G. Bearn


/s/ Alan Belzer                     Director                            December 12, 1997
-------------------------
Alan Belzer



/s/ Harold W. Buirkle               Director                            December 12, 1997
-------------------------
Harold W. Buirkle

/s/ Mary L. Good                    Director                            December 12, 1997
-------------------------
Mary L. Good


/s/ Thomas F. Keller                Director                            December 12, 1997
-------------------------
Thomas F. Keller


/s/ Roger H. Morley                 Director                            December 12, 1997
-------------------------
Roger H. Morley


/s/ Kenneth Murray                  Director                            December 17, 1997
-------------------------
Kenneth Murray


/s/ Phillip A. Sharp                Director                            December 17, 1997
-------------------------
Phillip A. Sharp


/s/ James W. Stevens                Director                            December 12, 1997
-------------------------
James W. Stevens


     The Plan. Pursuant to the requirements of the Securities Act of 1933, the plan administrator has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts on December 12, 1997.

                                             BIOGEN SAVINGS PLAN
                                             ADMINISTRATOR


                                             By: /s/ Frank A. Burke, Jr.
                                                 ------------------------------
                                                 Frank A. Burke, Jr.
                                                 Vice President-Human Resources

                                  BIOGEN, INC.

                          INDEX TO EXHIBITS FILED WITH
                         FORM S-8 REGISTRATION STATEMENT

Exhibit
Number            Description
-------           -----------

4.5               Biogen Savings Plan, as amended.

4.6 Trust Agreement, dated April 1, 1994, between Registrant and Fidelity Management Trust Company for the Biogen Savings Plan, as amended.

5 Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, PC as to the legality of shares being registered.

23.1 Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, PC (included in opinion of counsel filed as Exhibit 5).

23.2              Consent of Price Waterhouse LLP.

24 Power of Attorney to file future amendments (set forth on the signature page of this Registration Statement).